                                   FRDK, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                           MOORE CORPORATION LIMITED
                            HAS INCREASED THE PRICE
                       OF ITS OFFER TO PURCHASES FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                        WALLACE COMPUTER SERVICES, INC.
                                       TO

                               $60 NET PER SHARE

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 7:00 P.M.,
                NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 3, 1995,
                         UNLESS THE OFFER IS EXTENDED.
THE OFFER IS SUBJECT TO THE CONDITIONS CONTAINED IN THE OFFER TO
          PURCHASE, EXCEPT THAT THE PURCHASER HAS WAIVED
                      THE FINANCING CONDITION.
EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, THE PURCHASER DOES
 NOT CURRENTLY INTEND TO FURTHER EXTEND THE EXPIRATION DATE UNLESS ON OR
   PRIOR TO THE EXPIRATION DATE A SIGNIFICANT NUMBER OF SHARES SHALL HAVE
    BEEN VALIDLY TENDERED AND NOT WITHDRAWN. IN THE EVENT THAT THE
       EXPIRATION DATE IS NOT SO FURTHER EXTENDED THE PURCHASER CURRENTLY INTENDS TO TERMINATE THE OFFER AND ALL OTHER EFFORTS TO ACQUIRE
         THE COMPANY.

To Our Clients:

     Enclosed for your consideration are the Supplement, dated October 12, 1995 (the "Supplement"), to the Offer to Purchase dated August 2, 1995 (the "Offer to Purchase"), and the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by FRDK, Inc., a New York corporation (the "Purchaser") which is a wholly owned subsidiary of Moore Corporation Limited, a corporation incorporated under the laws of Ontario ("Moore"), to purchase for cash all outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Wallace Computer Services, Inc., a Delaware corporation (the "Company"), together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of March 14, 1990, between the Company and Harris Trust and Savings Bank, as Rights Agent. Tendering stockholders may continue to use the original BLUE Letter of Transmittal previously circulated with the Offer to Purchase, or the revised BLUE Letter of Transmittal previously circulated with the Offer to Purchase, or the revised BLUE Letter of Transmittal circulated with the Supplement. While the Letter of Transmittal previously circulated with the Offer to Purchase refers only to the Offer to Purchase, stockholders using such document to tender their Shares will nevertheless be deemed to be tendering pursuant to the amended Offer and will receive the increased price per Share described in the Supplement if the Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer. Stockholders desiring to tender Shares and Rights pursuant to the procedures for guaranteed delivery set forth in Section 2 of the Supplement should use the revised PINK Notice of Guaranteed Delivery circulated with this Supplement in lieu of the original GRAY Notice of Guaranteed Delivery previously circulated with the Offer to Purchase.

     Unless the Rights Condition (as defined in the Offer to Purchase) is satisfied, stockholders will be required to tender one Right for each Share tendered in order to effect a valid tender of Shares in accordance with the procedures set forth in Section 2 of the Offer to Purchase and Section 2 of the Supplement. Unless the Distribution Date (as defined in the Offer to Purchase) occurs, a tender of Shares will also constitute a tender of the associated Rights.

     We are the holder of record of Shares and Rights held by us for your account. A tender of such Shares and Rights can be made only by us as the holder of record and pursuant to your instructions. The revised Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares or Rights held by us for your account.

     We request instructions as to whether you wish to tender any of or all the Shares and Rights held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The offer price has been increased to $60 per Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     2. The Offer is being made for all outstanding Shares and Rights.

     3. The Offer and withdrawal Rights expire at 7:00 p.m., New York City time, on Friday, November 3, 1995, unless the Offer is extended.

     THE OFFER IS SUBJECT TO THE CONDITIONS CONTAINED IN THE OFFER TO PURCHASE, EXCEPT THAT THE PURCHASER HAS WAIVED THE FINANCING CONDITION.

     EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, THE PURCHASER DOES NOT CURRENTLY INTEND TO FURTHER EXTEND THE EXPIRATION DATE UNLESS ON OR PRIOR TO THE EXPIRATION DATE A SIGNIFICANT NUMBER OF SHARES SHALL HAVE BEEN VALIDLY TENDERED AND NOT WITHDRAWN. IN THE EVENT THAT THE EXPIRATION DATE IS NOT SO FURTHER EXTENDED, THE PURCHASER CURRENTLY INTENDS TO TERMINATE THE OFFER AND ALL OTHER EFFORTS TO ACQUIRE THE COMPANY.

     4. Any stock transfer taxes applicable to a sale of Shares or Rights to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     If you wish to have us tender any of or all the Shares and Rights held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Citibank, N.A. (the "Depositary"), of
(a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares and, if the Distribution Date occurs, certificates for (or a timely Book-Entry Confirmation, if available, with respect to) the associated Rights (unless the Purchaser elects to make payment for such Shares pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights as described in Section 2 of the Offer to Purchase), (b) a revised Letter of Transmittal or the original BLUE Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the revised Letter of Transmittal or the original BLUE Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares (or Rights) or Book-Entry Confirmations with respect to Shares (or Rights, if available) are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares and Rights in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                        WALLACE COMPUTER SERVICES, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated August 2, 1995 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto dated October 12, 1995 (the "Supplement") and the related revised Letter of Transmittal relating to shares of Common Stock, par value $1.00 per share (the "Shares"), of Wallace Computer Services, Inc., a Delaware corporation (the "Company"), together with the associated preferred stock purchase rights (the "Rights").

     This will instruct you to tender the number of Shares and Rights indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in such Offer to Purchase, Supplement and Letter of Transmittal.

Number of Shares to be Tendered:*                --------------------------------------------

--------------------------------------------     --------------------------------------------
                                                                SIGNATURE(S)
Number of Rights to be Tendered:*
                                                 --------------------------------------------
--------------------------------------------
                                                 --------------------------------------------
                                                                SIGNATURE(S)
                                                 --------------------------------------------

                                                 --------------------------------------------
                                                          (PLEASE PRINT NAME(S))
                                                 --------------------------------------------
                                                 ADDRESS(ES):
                                                 --------------------------------------------

                                                 --------------------------------------------
                                                                  ZIP CODE
DATED:                               , 1995
      -------------------------------

* UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS SATISFIED, STOCKHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH SHARE TENDERED TO EFFECT A VALID TENDER OF SHARES UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS. Unless otherwise indicated, it will be assumed that all your Shares and Rights are to be tendered.

                                        3